Contact:	FOR IMMEDIATE RELEASE

Francie Nagy

Investor Relations

Tel: +1-212-515-4625

Brookdale Announces First Quarter 2006 Results

_______________________________________________________________

First Quarter 2006 Highlights

•

Net loss of $(19.3) million, or $(0.30) per diluted common share, including non-cash expenses of $30.2 for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.

•	Facility Operating Income of $84.0 million and Adjusted EBITDA of $26.9 million.

•	Cash From Facility Operations of $13.3 million, or $0.20 per outstanding common share, at March 31, 2006.

•	Average occupancy was 89.5%.

•	Completed the acquisition of 26 facilities (2,005 units/beds) for a total acquisition cost of $184.6 million.

•	Announced first quarter 2006 dividend of $0.35 per common share. Dividend was paid on April 14, 2006.

Chicago, IL. May 12, 2006 – Brookdale Senior Living Inc. (NYSE: BKD) today reported financial results for the first quarter of 2006. Net loss for the quarter was $(19.3) million or $(0.30) per diluted common share.

As a dividend-paying company, Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash compensation expense and straight-line rent expense, net of deferred gain amortization.

For the first quarter 2006, Adjusted EBITDA was $26.9 million versus fourth quarter 2005 Adjusted EBITDA of $27.0 million. Excluding a non-cash benefit of a $4.7 million non-recurring reversal of an accrual in the fourth quarter 2005, Adjusted EBITDA was $22.3 million.

For the first quarter, Cash From Facility Operations was $13.3 million, or $0.20 per common share outstanding at March 31, 2006. This represents an increase of $2.4 million over fourth quarter 2005 Cash From Facility Operations of $10.9 million, or $0.17 per outstanding common share at December 31, 2005.

Same-store revenues, excluding developments, grew 6.4% for the first quarter of 2006 over the first quarter of 2005, and same-store Facility Operating Income grew 14.2% for the same period. The same-store growth in Facility Operating Income is not indicative of normalized growth as the first quarter of 2005 did not benefit from the cost synergies resulting from the combination of Old Brookdale and Alterra in September 2005 which were realized this quarter.

Brookdale generated $84.0 million of Facility Operating Income for the first quarter 2006 versus fourth quarter 2005 Facility Operating Income of $84.7 million. Excluding a non-cash benefit of a $4.7 million non-recurring reversal of an accrual in the fourth quarter of 2005, Facility Operating Income increased $4.0 million, or 5.0%.

Adjusted EBITDA and Cash From Facility Operations also include non-recurring costs of $3.0 million and $3.4 million for the first quarter 2006 and fourth quarter 2005, respectively.

On February 10, 2006, Brookdale closed on a $330.0 million senior secured credit agreement, consisting of a $250.0 million term loan, a $20.0 million revolving loan and a $60.0 million letters of credit commitment.

Mark J. Schulte, Brookdale’s CEO, commented, “I am very proud of the entire Brookdale team for the great job they did this quarter executing in the three key areas of driving revenues, reducing costs and closing acquisitions. I am very pleased with our efforts this quarter as we closed several important acquisitions and continue to see more opportunity in consolidation. Of course, integral to an acquisition program is successful integration. The recent completion of our new IT platform has given us a very powerful tool in successfully assuming operations of the companies and properties we have acquired. As we integrate these operations into the Brookdale platform, we are quickly realizing the benefits and synergies of our scale and expertise.”

Acquisitions

For the first quarter 2006, Brookdale completed the acquisition of 26 facilities (2,005 units/beds) for a total acquisition cost of $184.6 million. Subsequent to March 31, 2006, Brookdale completed the acquisition of the Southern Assisted Living portfolio (41 leased facilities with 2,887 units/beds), the first portion of the AEW portfolio (5 owned facilities with 813 units/beds) and the Southland Portfolio (4 owned facilities with 262 units/beds).

Since Brookdale’s IPO in November 2005, the Company has purchased or committed to purchase $750.8 million in senior housing assets. These acquisitions represent 104 facilities and 9,147 units/beds. Upon closing, Brookdale would invest approximately $315.0 million of cash in these transactions. The Company has and will use its existing cash and its corporate acquisition line to fund the equity component of these acquisitions. To date, $689.0 million of transactions representing 92 facilities and 7,781 units/beds have closed. Brookdale has invested $268.0 million of cash in these acquisitions.

Dividend

For the first quarter of 2006 Brookdale paid a dividend of $0.35 per share of common stock, on April 14, 2006, to holders of record of Brookdale’s common stock on March 31, 2006.

Business Strategy

Brookdale’s business strategy is to focus on increasing its earnings and dividends to shareholders by growing Adjusted EBITDA and Cash From Facility Operations through:

•	Internal growth at our existing portfolio of facilities through occupancy improvements, increases in annual rental rates and operational savings due to economies of scale; and
•	Accretive acquisitions of senior housing facilities and operators in a fragmented industry.

Earnings Conference Call

Management will conduct a conference call on Monday, May 15, 2006 to review the financial results for the three months ended March 31, 2006. The conference call is scheduled for 11:00 AM EDT. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing (866) 323-2841 or (706) 643-3330 (from outside of the U.S.) up to ten minutes prior to the scheduled start and referencing “The Brookdale First Quarter 2006 Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at http://www.brookdaleliving.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for 3 months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EST on May 22, 2006 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) please reference access code “880-8783.” A copy of this earnings release is posted on the Investor Relations page of the Brookdale website.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently the Company owns and operates independent, assisted and dementia-care facilities, with a total of 454 facilities in 32 states and the ability to serve approximately 34,900 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to commitments to purchase senior housing assets, the amount of cash to be used in such transactions and the continuation of leveraging the Company’s national footprint and operating infrastructure to invest capital accretively in acquisitions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments, the effect of our indebtedness and long-term operating leases on our liquidity, our increased risk of loss of property pursuant to our mortgage debt and long-term lease obligations, our ability to effectively manage our growth, our ability to maintain consistent quality control, unforeseen costs associated with the acquisition of new facilities, competition for the acquisition of strategic assets, our ability to obtain additional capital on terms acceptable to us, events which adversely affect the ability of seniors to afford our monthly resident fees, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, terminations of our resident agreements and vacancies in the living spaces we lease, early termination or non-renewal of our management agreements, increase competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution in recent complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in Brookdale’s SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) on November 23, 2005 . When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated and Combined Statements of Operations

(in thousands, except for per share data)

	Three Months Ended
	March 31, 2006 (1)(2)	December 31, 2005 (1)	March 31, 2005(1)(3)
	(Unaudited)		(Unaudited)
Revenue
Resident service fees	$221,036	$211,860	$174,112
Management fees	1,147	1,187	871
Total revenue	222,183	213,047	174,983

Expenses
Facility operating, excluding depreciation and amortization of $21,410, $17,567 and $3,540, respectively	136,945	127,105	110,349
General and administrative (including non-cash stock compensation expense of $3,018, $11,534, and $-, respectively)	21,085	27,690	11,658
Facility lease expense	45,734	48,487	46,502
Depreciation and amortization	22,299	18,565	5,173
Total operating expenses	226,063	221,847	173,682
Income (loss) from operations	(3,880)	(8,800)	1,301

Interest income	1,052	1,588	696
Interest expense:
Debt	(13,690)	(12,809)	(9,125)
Amortization deferred financing costs	(703)	(457)	(423)
Change in fair value of derivatives	(101)	(88)	4,062
Loss on extinguishment of debt	(1,334)	(3,543)	(453)
Equity in loss of unconsolidated venture	(168)	(197)	(187)
Loss before income taxes	(18,824)	(24,306)	(4,129)
Provision for income taxes	(386)	(150)	(166)
Loss before minority interest	(19,210)	(24,456)	(4,295)
Minority interest	(116)	—	2,532
Loss before discontinued operations	(19,326)	(24,456)	(1,763)
Discontinued operations	—	—	(35)
Net loss	$(19,326)	$(24,456)	$(1,798)

Basic and diluted loss per common share(3)	$(0.30)	$(0.41)

Weighted average shares used for basic and diluted loss per common share data	65,007	59,710

(1)	Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

(2)

On January 1, 2006 we have consolidated three limited partnerships controlled by us pursuant to EITF 04-5. Resident service fees, facility operating expenses, depreciation and amortization, interest income and interest expense for the entities was $3,048, $2,225, $306, $7 and $391 for the three months ended March 31, 2006, respectively.

(3)

We have excluded the loss per share for the period ended March 31, 2005. We believe this calculation is not meaningful to investors due to the different ownership and legal structures (e.g., corporation and limited liability companies) of the various entities prior to the formation transactions on September 30, 2005.

Condensed Consolidated and Combined Balance Sheets

(in thousands)

	March 31, 2006 (1) (Unaudited)	December 31, 2005 (1)	March 31, 2005 (1) (Unaudited)

Cash and cash equivalents	$94,096	$77,682	$76,083
Cash and investments — restricted	41,984	37,314	20,490
Other current assets	45,399	30,881	23,538
Total current assets	181,479	145,877	120,111

Property, plant and equipment	1,715,239	1,479,587	558,073
Accumulated depreciation	(104,688)	(70,855)	(34,183)
Property, plant and equipment, net	1,610,551	1,408,732	523,890
Lease security deposits	19,723	25,271	26,478
Other long term assets	113,318	117,931	58,941
Total assets	$1,925,071	$1,697,811	$729,420

Current liabilities	$280,339	$171,443	$109,512
Long-term debt, less current portion	887,074	754,169	378,669
Other long term liabilities	146,457	141,760	174,598
Total liabilities	1,313,870	1,067,372	662,779
Minority interests	12,267	36	28,637
Stockholders’ equity	598,934	630,403	38,004
Total liabilities and stockholders’ equity	$1,925,071	$1,697,811	$729,420

(1)	Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

Consolidated and Combined Statements of Cash Flow

(in thousands)

	Three Months Ended
	March 31, 2006 (1)	December 31, 2005 (1)	March 31, 2005 (1)
	(Unaudited)		(Unaudited)
Cash Flows from Operating Activities
Net loss	$(19,326)	$(24,456)	$(1,798)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on extinguishment of debt	1,334	3,543	453
Depreciation and amortization	23,002	19,022	5,596
Minority interest	116	197	(2,532)
Equity in loss of unconsolidated ventures	168	—	187
Loss on discontinued operations	—	—	35
Amortization of deferred gain	(1,087)	(1,152)	(2,296)
Amortization of entrance fees	(83)	(15)	—
Proceeds from deferred entrance fee revenue	448	486	—
Deferred income taxes provision	—	150	166
Change in deferred lease liability	5,259	5,895	6,094
Change in fair value of derivatives	101	88	(4,062)
Compensation expenses related to restricted stock grants	3,018	11,534	—
Changes in operating assets and liabilities:
Accounts receivable, net	(1,446)	917	999
Prepaid expenses and other assets, net	827	(3,825)	3,202
Accounts payable and accrued expenses	(5,104)	8,555	(10,383)
Tenant refundable fees and security deposits	602	108	263
Other	4,290	(11,954)	(352)
Net cash provided by (used in) operating activities	12,119	9,093	(4,428)

Cash Flows from Investing Activities
Increase (decrease) in lease security deposits and lease acquisition deposits, net	5,548	491	(67)
Decrease in cash and investments — restricted	13,069	6,729	3,292
Net proceeds from sale of property, plant and equipment	—	—	677
Additions to property, plant and equipment, net of related payables	(6,737)	(25,872)	(5,660)
Acquisition of assets, net of related payables	(197,863)	(79,979)	—
Net cash used in investing activities	(185,983)	(98,631)	(1,758)

Cash Flows from Financing Activities
Proceeds from debt	127,847	54,000	192,000
Proceeds from line of credit	87,000	—	—
Repayment of debt	(3,934)	(77,459)	(179,762)
Payment of dividends	(16,547)	(14,355)	—
Payment of financing costs, net of related payables	(5,006)	—	(2,762)
Refundable entrance fees:
Proceeds from refundable entrance fees	1,621	1,513	—
Refunds of entrance fees	(703)	(1,065)	—
Costs incurred related to initial public offering	—	(6,434)	—
Payment of swap termination	—	—	(14,065)
Proceeds from issuance of common stock, net of underwriters discount	—	151,269	—
Net cash provided by (used in) financing activities	190,278	107,469	(4,589)
Net increase in cash and cash equivalents	16,414	17,931	(10,775)
Cash and cash equivalents at beginning of period	77,682	59,751	86,858
Cash and cash equivalents at end of period	$94,096	$77,682	$76,083

(1)	Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company’s operating performance used by management and the board of directors to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business. We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating income (loss) items, depreciation and amortization, straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations

•	It provides an assessment of controllable expenses and affords management the ability to make decisions that facilitate meeting current financial goals as well as achieve optimal financial performance

•	It is an indication to determine if adjustments to current spending decisions are needed

The table below reconciles Adjusted EBITDA from net loss for the three months ended March 31, 2006, December 31, 2005 and March 31, 2005 (in thousands):

	Three Months Ended
	March 31, 2006 (1)	December 31, 2005 (1)(2)	March 31, 2005(1)
Net loss	$(19,326)	$(24,456)	$(1,798)
Loss on discontinued operations	—	—	35
Minority interest	116	—	(2,532)
Provision for income taxes	386	150	166
Equity in loss of unconsolidated ventures	168	197	187
Loss on extinguishment of debt	1,334	3,543	453
Interest expense:
Debt	11,530	10,485	6,849
Amortization of deferred financing costs	703	457	423
Capitalized lease obligation	2,160	2,324	2,276
Change in fair value of derivatives	101	88	(4,062)
Interest income	(1,052)	(1,588)	(696)

Income (loss) from operations	(3,880)	(8,800)	1,301
Depreciation and amortization	22,299	18,565	5,173
Straight-line lease expense	5,259	5,895	6,094
Amortization of deferred gain	(1,087)	(1,152)	(2,296)
Non-cash compensation expense	3,018	11,534	—
Entrance fee receipts	2,069	1,999	—
Entrance fee disbursements	(703)	(1,065)	—
Amortization of entrance fees	(83)	(15)	—

Adjusted EBITDA	$26,892	$26,961	$10,272

(1)	Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

(2)	Three months ended December 31, 2005, includes non-cash benefit of $4.7 million related to the reversal of an accrual established in connection with Alterra’s emergence from bankruptcy.

Cash From Facility Operations

Cash From Facility Operations is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP. We define Cash From Facility Operations as cash flows provided by (used in) operations adjusted for changes in operating assets and liabilities, refundable entrance fees received, entrance fees disbursed, other and recurring capital expenditures. Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from Cash From Facility Operations. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items, facility purchases and/or major renovations that are funded using financing proceeds and/or proceeds from the sale of facilities.

We believe Cash From Facility Operations is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals

•	To assess our ability to:

(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities

The table below reconciles Cash From Facility Operations from net cash provided by operating activities for the three months ended March 31, 2006, December 31, 2005, and March 31, 2005 (in thousands):

	Three Months Ended
	March 31, 2006(1)	December 31, 2005(1)	March 31, 2005(1)

Net cash provided by operating activities	$12,119	$9,093	$(4,428)
Reconciliation of GAAP operating cash flows to Cash From Facility Operations:
Changes in operating assets and liabilities	831	6,199	6,271
Refundable entrance fees received	1,621	1,513	—
Refundable entrance fees paid	(703)	(1,065)	—
Reimbursement of operating expenses	1,500	—	—
Recurring capital expenditures, net	(2,061)	(4,868)	(3,428)
Cash From Facility Operations	$13,307	$10,872	$(1,585)

(1)   Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP. We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating income (loss) items, depreciation and amortization, facility lease expense, general and administrative expense, including compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance
•	It provides an assessment of our revenue generation and expense management
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended March 31, 2006, December 31, 2005, and March 31, 2005. (in thousands):

	Three Months Ended
	March 31, 2006(1)	December 31, 2005(1), (2)	March 31, 2005(1)
Net loss	$(19,326)	$(24,456)	$(1,798)
Loss on discontinued operations	—	—	35
Minority interest	116	—	(2,532)
Provision for income taxes	386	150	166
Equity in loss of unconsolidated ventures	168	197	187
Loss on extinguishment of debt	1,334	3,543	453
Interest expense:
Debt	11,530	10,485	6,849
Amortization of deferred financing costs	703	457	423
Capitalized lease obligation	2,160	2,324	2,276
Change in fair value of derivatives	101	88	(4,062)
Interest income	(1,052)	(1,588)	(696)

Income (loss) from operations	(3,880)	(8,800)	1,301
Depreciation and amortization	22,299	18,565	5,173
Facility lease expense	45,734	48,487	46,502
General and administrative	21,085	27,690	11,658
Amortization of entrance fees	(83)	(15)	—
Management fees	(1,147)	(1,187)	(871)

Facility Operating Income	$84,008	$84,740	$63,763

(1)	Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

(2)	Three months ended December 31, 2005, includes a non-cash benefit of $4.7 million related to the reversal of an accrual established in connection with Alterra’s emergence from bankruptcy.

Our facility breakdown at March 31, 2006, was as follows:

	Number of Facilities	Number of Units/Beds	Percentage of Q1 2006 Revenue
Ownership Type
Owned	94	10,502	33.7%
Leased	299	18,304	65.8%
Managed	10	1,964	0.5%
Total	403	30,770	100.0%

Segment Type
Brookdale Living (IL & CCRC)	69	14,497	49.0%
Alterra (Assisted Living)	324	14,309	50.5%
Managed	10	1,964	0.5%
Total	403	30,770	100.0%

Our quarterly financial data for the three months ended March 31, 2006 and December 31, 2005 was as follows (in thousands, except occupancy and average rate):

	For the Three Months Ended
	March 31, 2006	December 31, 2005	Increase	Percentage
Average Occupancy	89.5%	89.4%	0.1%	0.1%
Average rate ($)	$3,116	$3,062	$54	1.8%

Resident Fees(1)	$220,953	$211,845	$9,108	4.3%
Facility Operating Expenses(2)	136,945	131,851	5,094	3.9%
Facility Operating Income	$84,008	$79,994	$4,014	5.0%
Facility Operating Income Margin	38.0%	37.8%

(1)	Excluding amortization of entrance fees of $83 and $15, respectively.

(2)	Three months ended December 31, 2005, excludes non-cash benefit of $4.7 million related to the reversal of an accrual established in connection with Alterra’s emergence from bankruptcy.

Our capital expenditures for the three months ended March 31, 2006 and December 31, 2005 were as follows (in thousands):

	Three Months Ended
Type	March 31, 2006 (1)	December 31, 2005
Recurring	$2,732	$5,539
Reimbursements	(671)	(671)
Net recurring	2,061	4,868
EBITDA enhancing(1)	1,274	1,208
Other/Corporate(2)	2,731	1,992
Gross Total Capital Expenditures	$6,066	$8,068

(1)	EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.
(2)	Corporate primarily includes capital expenditures for information technology systems and equipment.

The summary of our acquisitions since January 1, 2006 is as follows ($ in millions):

		Units/Beds			Purchase
	Facilities	Total	Owned	Leased	Price	Equity	Debt(1)

Closed as of January 1, 2006	16	1,814	1,814	—	$218.0	$64.1	$153.9

Closings in Q1 2006
Pin Oaks Facilities	2	114	114	—	13.0	4.2	8.8
Wellington Portfolio	17	814	603	211	79.5	26.9	52.6
Liberty Owned Portfolio	7	1,077	1,077	—	92.1	26.9	65.2
	26	2,005	1,794	211	184.6	58.0	126.6

Subsequent Closings to Q1 2006
SALI Portfolio	41	2,887	—	2,887	82.9	82.9	—
AEW I Portfolio	5	813	813	—	179.5	55.0	124.5
Southland Facilities	4	262	262	—	24.0	8.0	16.0	(2)
	50	3,962	1,075	2,887	286.4	145.9	140.5
Total closed to date	92	7,781	4,683	3,098	689.0	268.0	421.0

Announced, But Not Yet Closed
Liberty Leased Portfolio	11	1,162	—	1,162	31.8	28.7	3.1
AEW II Portfolio	1	204	204	—	30.0	18.3	11.7
	12	1,366	204	1,162	61.8	47.0	14.8

Total Closed and Announced	104	9,147	4,887	4,260	$750.8	$315.0	$435.8

(1) Excluding capital and financing lease obligations.

(2) Financing expected to close in second quarter of 2006.

2